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                                   EXHIBIT 21

                         Subsidiaries of the Registrant



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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Clayton Williams Energy, Inc. has five wholly owned subsidiaries as follows:

o Warrior Gas Co., a Texas corporation, which has a wholly owned subsidiary, Clajon Industrial Gas, Inc., a Texas corporation

o        Clayton Williams Trading Company, a Texas corporation

o        Clayton Williams Venezuela, Inc., a Delaware corporation

o        CWEI Acquisitions, Inc., a Delaware corporation

o Clayton Williams Pipeline, Inc. (formerly Clayton Williams Midland, Inc.), a Texas corporation.